Filed Pursuant to Rule 424b(3)
Registration Nos. 333-167794

CAMPBELL ALTERNATIVE ASSET TRUST

SUPPLEMENT DATED SEPTEMBER 10, 2010 TO THE
PROSPECTUS AND DISCLOSURE DOCUMENT DATED JULY 23, 2010

This Supplement updates certain information relating to Campbell & Company, Inc., contained in the Prospectus and Disclosure Document dated July 23, 2010, as supplemented from time-to-time (the “Prospectus”) of Campbell Alternative Asset Trust (the “Trust”).  All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Trust should review carefully the contents of both this Supplement and the Prospectus.

1.
Effective September 10, 2010, the over-the-counter counterparty for the Trust has been changed from Deutsche Bank AG London to UBS AG Zurich. All references in the Prospectus to the over-the-counter counterparty are amended to reflect UBS AG Zurich as the over-the-counter counterparty.

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All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
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CAMPBELL & COMPANY, INC.
Managing Owner